SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 27, 1998



                            The Allstate Corporation
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
---------------                   ------------                  -------------
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                  Number)


  Allstate Plaza, Northbrook, Illinois                           60062
---------------------------------------                        ----------
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code (847) 402-6075
                                                   --------------















                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  Other Events


         On January 27, 1998, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  Financial Statements and Exhibits
         ---------------------------------


         (c)      Exhibits



Exhibit No.                                            Description
-----------                                            -----------

   99                                       Registrant's press release dated
                                            January 27, 1998

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                  THE ALLSTATE CORPORATION




                                                  By /s/  Samuel H. Pilch
                                                     --------------------
                                                     Name:  Samuel H. Pilch
                                                     Title: Controller





January 27, 1998

                                Index to Exhibits
                                -----------------




                                                                    Sequential
                                                                    Page
Number                             Description                      Number
------                             -----------                      ------



 99                     Registrant's press release dated               5
                        January 27, 1998

                                                                 Exhibit No. 99

The Allstate Corporation
NEWS
                                                   FOR MORE INFORMATION:
                                                   Allstate Media Relations
                                                   847-402-5600

                                                   Pembridge Investor Relations
                                                   416-597-1100

For Immediate Release

        ALLSTATE TO ACQUIRE PEMBRIDGE, CANADIAN NON-STANDARD AUTO INSURER

     (Northbrook, Ill., & Toronto, Canada, January 27, 1998) -- The Allstate Corporation and Pembridge Inc. today jointly announced that Allstate would make a cash offer to purchase all of the outstanding shares of Toronto-based Pembridge Inc., Canada's largest non-standard auto insurer, for Cdn. $20 per share. The aggregate value of the transaction will be approximately Cdn. $400 million.
     Allstate has entered into agreements with respect to its bid with both Pembridge and certain shareholders of the company. Pembridge's directors have agreed to recommend that shareholders accept Allstate's offer. It is a condition of the offer that shareholders with approximately 25% of the outstanding Pembridge shares have agreed to tender their shares into the bid, subject to conditions.
     "The acquisition of Pembridge Inc. will expand Allstate's presence in Canada by significantly increasing our non-standard auto market share and adding to our broker distribution network," said Allstate Chairman and Chief Executive Officer Jerry D. Choate. "This transaction supports Allstate's growth strategy of increasing value through selected acquisitions in our core product lines, both internationally and domestically."
     Pembridge Inc. and Pafco Insurance Co. President and Chief Executive Officer Douglas McIntyre, who will continue in those positions, said, "Allstate's interest in our company provides recognition of our success in building the company. We will be


                                   Page 5 of 6
Allstate/ Pembridge, Inc.
Page 2

     better able to serve our policy holders and independent brokers in the future as part of a large international insurance group."
     Pembridge Inc. specializes in the underwriting and marketing of non-standard automobile insurance and provides property and casualty insurance to higher-risk businesses. Pafco Insurance Company, Pembridge's Canadian subsidiary, primarily writes non-standard auto insurance through approximately 1,800 independent brokers throughout Canada. Pembridge underwrites and markets similar products through its U.S. subsidiaries, Florida-based American Surety & Casualty Co. and Illinois-based Pembridge General Insurance Co. In Canada, the non-standard auto market offers insurance coverage to drivers with violations or accidents on their driving records.
     In the United States, Allstate sells non-standard insurance through two subsidiaries. The Allstate Indemnity Insurance Company, the largest non-standard auto insurance company in the U.S. with a 17 percent market share, sells its products through Allstate agents. The Deerbrook Insurance Company sells non-standard auto insurance through independent agencies.
     The offer will be conditional upon at least 90% of the outstanding Pembridge shares being tendered into Allstate's bid and Allstate receiving the required regulatory approvals. Allstate expects to create a new Canadian subsidiary which will make the offer by mailing an offering circular to Pembridge shareholders within the next few weeks.
     The Allstate Corporation, the parent of Allstate Insurance Company, is the largest publicly held personal lines insurance company in the U.S., insuring one of every eight homes and automobiles. The company provides insurance for more than 20 million customers and has more than 15,000 agents in the U.S. and Canada. Allstate is also a major life insurer.

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